Exhibit 99

June 2011

Cabela's Credit Card Master Note Trust		CABMT 06-3	CABMT 08-4	CABMT 09-1	CABMT 10-1	CABMT 10-2
Deal Size		$500M	$200M	$500M	$300M	$250M
Expected Maturity		10/17/2011	9/15/2011	3/15/2012	1/15/2015	9/15/2015

Portfolio Yield		20.62%	20.62%	20.62%	20.62%	20.62%
LESS: Base Rate		5.13%	8.48%	5.68%	3.71%	3.79%
Gross Charge-offs		2.61%	2.61%	2.61%	2.61%	2.61%

Excess Spread:	Jun-11	12.88%	9.53%	12.33%	14.30%	14.22%
	May-11	12.73%	9.38%	12.18%	14.15%	14.08%
	Apr-11	13.00%	9.59%	12.38%	14.36%	14.34%

3 Month Average Excess Spread		12.87%	9.50%	12.30%	14.27%	14.21%

Delinquencies	30 to 59 days	0.33%	0.33%	0.33%	0.33%	0.33%
	60 to 89 days	0.27%	0.27%	0.27%	0.27%	0.27%
	90+ days	0.26%	0.26%	0.26%	0.26%	0.26%
	Total	0.86%	0.86%	0.86%	0.86%	0.86%

Principal Payment Rate		42.90%	42.90%	42.90%	42.90%	42.90%

Total Payment Rate		44.61%	44.61%	44.61%	44.61%	44.61%

Month End Principal Receivables		$2,685,110,418	$2,685,110,418	$2,685,110,418	$2,685,110,418	$2,685,110,418

Return to Form 8-K